UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-12

                               GRAPHON CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:

                               GRAPHON CORPORATION
                          5400 Soquel Avenue, Suite A-2
                          Santa Cruz, California 95062



                  NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 8, 2006



To the Stockholders of
GraphOn Corporation:

      NOTICE IS GIVEN that the 2006 annual meeting of stockholders of GraphOn Corporation will be held at our offices at 6 Loudon Road, Suite 200, Concord, New Hampshire 03301, on Wednesday, November 8, 2006 at 10:00 a.m., local time, for the following purposes:

   I. To elect one director to Class I of the board of directors to serve for a three-year term.

   II. To ratify the selection of Macias Gini & O'Connell LLP as our independent auditors for the fiscal year ending December 31, 2006.

   III. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on October 5, 2006 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                    /s/ William Swain
                                    -----------------
                                    William Swain
                                    Secretary

Santa Cruz, California
October 6, 2006



Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                               GRAPHON CORPORATION
                          5400 Soquel Avenue, Suite A-2
                          Santa Cruz, California 95062

                                 PROXY STATEMENT

                                  INTRODUCTION

      This proxy statement is being mailed on or about October 6, 2006 to all stockholders who held our common stock at the close of business on October 5, 2006 in connection with the solicitation by our board of directors of proxies for the 2006 annual meeting of stockholders to be held at our offices at 6 Loudon Road, Suite 200, Concord, New Hampshire 03301 on Wednesday, November 8, 2006 at 10:00 a.m., local time

Solicitation of Proxies

      Who is soliciting my vote and how is the solicitation financed?

   This proxy solicitation is being made by GraphOn Corporation. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

      When was the proxy statement mailed to stockholders?

   This proxy statement was first mailed to stockholders on or about October 6, 2006.

      Can I attend the meeting?

   All persons or entities who held shares of our common stock on October 5, 2006 can attend the meeting. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the meeting.

Issues Submitted for Voting

      On what issues am I voting?

      o election of one director to Class I of the board of directors to serve for a three-year term; and

      o ratification of the selection of Macias Gini & O'Connell LLP as our independent auditors for the fiscal year ending December 31, 2006.

   Our board does not now know of any other matter that may be brought before the meeting.

      What if unanticipated business arises for vote at the meeting?

   In the event that any other matter should come before the meeting, or any of the director nominees should not be available for election, the persons named as proxy will have authority to vote, in their discretion, all proxies not marked to the contrary as they deem advisable.

Manner of Voting

      How do I cast my vote?

   Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominee and FOR the ratification of the selection of Macias Gini & O'Connell LLP as our independent auditors for the fiscal year ending December 31, 2006.

      What if my shares are held through a bank or broker?

   Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

      May I revoke my proxy?

   Any stockholder may revoke his or her proxy, whether (s)he votes by mail or the Internet, at any time before the meeting, by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

      Who will count the votes?

   Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

      Is my vote confidential?

   Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer company to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

Votes Required

      How many shares can vote?

   Only stockholders who owned our common stock as of October 5, 2006 (the "record date") can cast votes on the proposals raised at this annual meeting. The total number of shares of our common stock outstanding as of the record date was 46,819,772. Our common stock is the only class of securities entitled to vote, each share being entitled to one non-cumulative vote. A list of stockholders of record as of the record date will be available at our offices, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062, for a period of ten days prior to the meeting and at our offices at 6 Loudon Road, Suite 200, Concord, New Hampshire, 03301, on the day of the meeting itself, for examination by any stockholder.

      How many shares are required for the adoption of a proposal?

   A majority of the shares of our common stock outstanding and entitled to vote as of October 5, 2006 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business.

   The Class I director will be elected by a plurality of the votes cast at the meeting. To be adopted the proposal to ratify the selection of Macias Gini & O'Connell LLP as our independent auditors must receive the affirmative vote of more than 50% of the shares voting on the matter.

   If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes (proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares) will be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions will be counted in the tabulation of votes cast on each of the proposals presented. An abstention has the same effect as a vote AGAINST a proposal.

Stockholder Proposals for the 2007 Annual Meeting

      When are stockholder proposals for the 2007 annual meeting due?

   We currently intend to hold our 2007 annual meeting during the summer of 2007. Therefore, all stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to William Swain, our Secretary, at our address prior to June 8, 2007.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

      The members of our board of directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

  o  Class I: Michael Volker (one person; current nominee; term expires 2006)
  o  Class II: Robert Dilworth and August Klein (two persons; terms expire 2007)
  o  Class III: Gordon M. Watson (one person; term expires 2008)

      One director is to be elected at this meeting to serve for a term of three years or until his successor is elected and qualified.

Nominee for Election at the 2006 Annual Meeting (to a three-year term expiring in 2009)

      The following sets forth information concerning the nominee:

      Michael Volker, age 57, has served as one of our directors since July 2001. Since 1996 Mr. Volker has been Director of Simon Fraser University's Industry Liaison Office. He is also Chief Executive Officer of WUTIF Capital, an "angel" fund that invests in technology startup companies. From 1996 to 2001, Mr. Volker was Chairman of the Vancouver Enterprise Forum, a non-profit organization dedicated to the development of British Columbia's technology enterprises. From 1987 to 1996, Mr. Volker was Chief Executive Officer and Chairman of the Board of Directors of RDM Corporation, a publicly-listed company. RDM is a developer of specialized hardware and software products for both Internet electronic commerce and paper payment processing. From 1988 to 1992, Mr. Volker was Executive Director of BC Advanced Systems Institute, a hi-tech research institute. Since 1982, Mr. Volker has been active in various early stage businesses as a founder, investor, director and officer. Mr. Volker, a registered professional engineer in the Province of British Columbia, holds a Bachelor's and Master's degree from the University of Waterloo. Mr. Volker is also a director of Visiphor Corporation and Plutonic Power Corporation.

Current Directors Whose Term Expires in 2007 (Class II)

      Robert Dilworth, age 65, has served as one of our directors since July 1998 and was appointed Chairman in December 1999. In January 2002, Mr. Dilworth was appointed Interim Chief Executive Officer upon the termination, by mutual agreement, of our former Chief Executive Officer, Walter Keller. In September 2006, Mr. Dilworth was appointed our full-time Chief Executive Officer. From 1987 to 1998, he served as the Chief Executive Officer and Chairman of the Board of Metricom, Inc., a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1988, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions included Chief Executive Officer and President of Morrow Designs, Chief Executive Officer of Ultramagnetics, Group Marketing and Sales Director of Varian Associates Instruments Group, Director of Minicomputer Systems at Sperry Univac and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth is currently a director of eOn Communications and Amber Communications. Mr. Dilworth previously served as director of Mobility Electronics, Get2Chip.com, Inc., Sky Pipeline and Yummy Interactive.

      August P. Klein, age 70, has served as one of our directors since August 1998. Mr. Klein has been, since 1995, the founder, Chief Executive Officer and Chairman of the Board of JSK Corporation. From 1989 to 1993, Mr. Klein was founder and Chief Executive Officer of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as Chief Executive Officer of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as

Group Vice President, Serial Printers at Data Products Corporation and President and Chief Executive Officer at Integral Data Systems, a manufacturer of personal computer printers. Mr. Klein spent 25 years with IBM Corporation, rising to a senior executive position as General Manager of the Retail/Distribution Business Unit. Mr. Klein is a director of QuickSite Corporation and has served as a trustee of the Computer Museum in Boston, Massachusetts since 1988. Mr. Klein holds a B.S. in Mathematics from St. Vincent College.

Current Director Whose Term Expires in 2008 (Class III)

      Gordon M. Watson, age 70, has served as one of our directors since April 2002. In 1997 Mr. Watson founded Watson Consulting, LLC, a consulting company for early stage technology companies, and has served as its President since its inception. From 1996 to 1997 he served as Western Regional Director, Lotus Consulting of Lotus Development Corporation. From 1988 to 1996, Mr. Watson held various positions with Platinum Technology, Incorporated, most recently serving as Vice President Business Development, Distributed Solutions. Earlier positions include Senior Vice President of Sales for Local Data, Incorporated, President, Troy Division, Data Card Corporation, and Vice President and General Manager, Minicomputer Division, Computer Automation, Incorporated. Mr. Watson also held various executive and director level positions with TRW, Incorporated, Varian Data Machines, and Computer Usage Company. Mr. Watson holds a Bachelors of Science degree in electrical engineering from the University of California at Los Angeles and has taught at the University of California at Irvine. Mr. Watson is also a director of PATH Reliability, SoftwarePROSe, Inc. and Pound Hill Software.

Executive Officer that is not a Director

      William Swain, age 65, has served as our Chief Financial Officer and Secretary since March 2000. Mr. Swain was a consultant from August 1998 until February 2000, working with entrepreneurs in the technology industry in connection with the start-up and financing of new business opportunities. Mr. Swain was Chief Financial Officer and Secretary of Metricom Inc., from January 1988 until June 1997, during which time he was instrumental in private financings as well as Metricom's initial public offering and subsequent public financing activities. He continued as Senior Vice President of Administration with Metricom from June 1997 until July 1998. Prior to joining Metricom, Mr. Swain held top financial positions with leading companies in the computer industry, including Morrow Designs, Varian Associates and Univac. Mr. Swain holds a Bachelors degree in Business Administration from California State University of Los Angeles and is a Certified Public Accountant in the State of California.

      Executive officers are elected annually by our board to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Board and Committee Meetings

      During 2005, our board met a total of five times. All of our directors attended all of the board and committee meetings during 2005, either in person or by electronic means. Our board of directors has established two committees; an audit committee and a compensation committee.

      The duties and responsibilities of the audit committee are described below under "Report of Audit Committee." The audit committee, which is composed of August P. Klein (committee chairman), Michael Volker and Gordon Watson, held four meetings in 2005. The board of directors has also determined that Mr. Klein meets the SEC definition of an "audit committee financial expert."

      The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by our board. The compensation committee, which is composed of Robert Dilworth and August Klein, held one meeting during 2005.

      We do not have a nominating committee as the board has determined, given its relatively small size, to perform this function as a whole. We do not currently have a charter or written policy with regard to the nomination process. At this time, we do not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders because historically we have not received recommendations from our shareholders.

      Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the board of directors consider, among other things, an individual's business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Code of Ethics

      We have a code of ethics that applies to all of our employees, including our chief executive officer, chief financial officer and controller. The code of ethics was filed as an exhibit to our report on Form 10-K for the year ended December 31, 2003.

Stockholder Communication with Board Members

      We maintain contact information for stockholders, both telephone and email, on our website (www.graphon.com) under the heading "Contact Us." By following the Contact Us link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor/Public Relations. Communications sent to Investor/Public Relations and specifically marked as a communication for our board will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications received via telephone or mail for the board are forwarded to the board by one of our employees.

Board Member Attendance at Annual Meetings

      Our board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Robert Dilworth attended our 2005 annual meeting of stockholders.

Compensation of Directors

      During the year ended December 31, 2005, directors who were not otherwise our employees were compensated at the rate of $1,000 for attendance at each meeting of our board, $500 if their attendance was via telephone, $500 for attendance at each meeting of a board committee, and a $1,500 quarterly retainer. Additionally, outside directors are granted stock options periodically, typically on a yearly basis. In the aggregate, our outside directors received options to purchase 640,000 shares of our common stock during 2005 at an average exercise price of $0.43 per share.

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE TO SERVE AS A CLASS I DIRECTOR.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information for the fiscal years ended December 31, 2005, 2004 and 2003 concerning compensation we paid to our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2005.

                                                                                         Long-term Compensation
                                                                                   ---------------------------------
                      Annual Compensation                                                   Awards          Payouts
---------------------------------------------------------------------------------- ----------------------- ---------
                                                                                   Restricted  Securities
                                                                     Other Annual    Stock     Underlying    LTIP       All Other
                                       Year     Salary      Bonus    Compensation    Awards     Options     Payouts   Compensation
------------------------------------- ------ ------------ --------- -------------- ---------- ------------ --------- ---------------
Robert Dilworth                        2005   $  149,000      -              -         -       200,000 (2)     -            -
  Chairman of the Board and            2004   $   99,000      -              -         -       300,000 (3)     -            -
  Chief Executive Officer (1)          2003   $  129,000      -              -         -        40,000         -            -

William Swain                          2005   $  127,400      -              -         -       160,000         -         $ 2,000 (4)
  Chief Financial Officer and          2004   $  123,100      -              -         -       380,000 (3)     -         $ 2,000 (4)
  Secretary                            2003   $   96,200      -              -         -        40,000         -         $ 2,000 (4)

---------------

(1) Mr. Dilworth began as Chief Executive Officer (Interim) during January 2002. During September 2006, Mr. Dilworth was appointed our full-time Chief Executive Officer. As interim Chief Executive Officer, Mr. Dilworth was compensated as a consultant and not an employee, thus making him eligible to receive compensation for his services as a director. Mr. Dilworth had elected, since assuming the interim Chief Executive Officer position, to forgo the cash compensation we pay all directors for their attendance at board and committee meetings as well as the quarterly retainer and receive cash compensation only for his services as our interim Chief Executive officer. Consequently, the salary figures in the above table are solely for Mr. Dilworth's performance as our interim Chief Executive Officer. As full-time Chief Executive Officer, Mr. Dilworth is no longer eligible to be compensated for his services as a director.

(2) Of the options granted to Mr. Dilworth during 2005, 40,000 were granted as part of his compensation package as our interim Chief Executive Officer and the balance was for his role as one of our directors.

(3) Mr. Dilworth and Mr. Swain voluntarily surrendered, on May 14, 2004, 260,000 and 380,000 out-of-the-money options, respectively, in conjunction with participation in a voluntary stock option exchange program. New option grants equal to the number cancelled were made on November 15, 2004. All options granted to Mr. Dilworth during fiscal 2004 were granted in his capacity as one of our directors.

(4) Company contribution to the 401(k) Plan.

Option Grants in Last Fiscal Year

      The following table shows the stock option grants made to the executive officers named in the Summary Compensation Table during the 2005 fiscal year:

                     Number of Shares of    Percent of Total                              Potential Realizable Value at
                         Common Stock      Options Granted to                             Assumed Annual Rates of Stock
                      Underlying Options      Employees in       Exercise    Expiration   Appreciation for Option Term
                           Granted             Fiscal Year       Price (1)      Date             5%              10%
                     -------------------   ------------------    --------    --------     -----------------------------
Robert Dilworth          200,000 (2)              9.7%            $  0.43    01/27/15     $   1,271,400   $   1,719,500

William Swain            160,000                  7.7%            $  0.43    01/27/15     $   1,017,100   $   1,375,600

---------------------------------------------------------------------

(1) Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the closing sales price reported on the Over-the-Counter Bulletin Board on the date of grant.

(2) Of the options granted to Mr. Dilworth during fiscal 2005, 40,000 were granted in his capacity as our Chief Executive Officer (interim) and the balance in his capacity as one of our directors.

Fiscal Year-End Option Values

      The following table shows information with respect to unexercised stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2005. No options held by such individuals were exercised during 2005.

                          Number of Securities Underlying
                           Unexercised Options at Fiscal      Value of Unexercised In-The-Money
                                  Year-End (1)                 Options at Fiscal Year-End (2)
                         --------------------------------     ---------------------------------
Name                     Exercisable        Unexercisable       Exercisable      Unexercisable
----------------         -----------        -------------     --------------    ---------------
Robert Dilworth            640,000                -              $  400                -

William Swain              580,000                -              $  400                -

---------------------------------------------------------------------

(1) Options are generally immediately exercisable and vest in 33 equal monthly installments beginning three months after the date of grant. Shares issued upon the exercise of options are subject to our repurchase, which right lapses as the shares vest.

(2) The value of the in-the-money options was calculated as the difference between the exercise price of the options and $0.19, the fair market value of our common stock as of December 31, 2005, multiplied by the number of the in-the-money options outstanding.

Compensation Committee Interlocks and Insider Participation

      During the year ended December 31, 2005, the Compensation Committee was comprised of Robert Dilworth and August Klein.

        CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      On January 29, 2004, we issued and sold to certain individuals and entities in a private placement (the "2004 private placement") 5,000,000 shares of common stock and five-year warrants to acquire 2,500,000 shares of common stock at an exercise price of $0.33 per share. We derived net proceeds of approximately $931,400 from the 2004 private placement. We also issued to Griffin Securities Inc., ("Griffin") as a placement agent fee in respect to the 2004 private placement, warrants to acquire 500,000 shares of common stock at an exercise price of $0.23 per share and warrants to acquire 250,000 shares of our common stock at an exercise price of $0.33 per share.

      Orin Hirschman purchased 3,043,478 shares of common stock and warrants to acquire 1,521,739 shares of common stock in the 2004 private placement for approximately $700,000 in cash (representing in the aggregate 9.9% of our outstanding shares of common stock as of March 30, 2005). As a condition of the sale, we entered into an Investment Advisory Agreement, expiring on January 29, 2007, with Mr. Hirschman, which provides for our payment of 5% of the value of any business transaction that he introduces to us and which we accept.

      On October 6, 2004, we entered into a letter of intent to acquire Network Engineering Software, Inc. ("NES"). We contemporaneously loaned $350,000 to Ralph Wesinger, NES' majority shareholder, to fund his purchase of all the NES common stock then owned by another person. We received Mr. Wesinger's 5-year promissory note, which bears interest at a rate of 3.62% per annum and which was secured by his approximately 65% equity interest in NES, to evidence this loan. Mr. Wesinger also agreed that we would receive 25% of the gross proceeds of any sale or transfer of these shares, which shall be applied in reduction of the then outstanding balance of his note. We have the option to accelerate the maturity date of this note upon the occurrence of certain events.

      On December 10, 2004 we entered into an agreement with AIGH Investment Partners, LLC ("AIGH"), an affiliate of Orin Hirschman, to reimburse AIGH $665,000, as well as its legal fees and expenses, relating to its successful efforts to settle certain third party litigation against NES and certain of its affiliates.

      On January 31, 2005, we completed our acquisition of NES in exchange for 9,599,993 shares of common stock, the assumption of approximately $235,000 of NES' indebtedness and the reimbursement to AIGH of $665,000 for its advance on our behalf of a like sum in December 2004 to settle certain third party litigation against NES. This reimbursement was effected (as discussed below) by a partial credit against the purchase price of our securities acquired by Mr. Hirschman in the 2005 private placement. Of such 9,599,993 shares, 4,963,158 were issued to Mr. Wesinger, an aggregate 2,439,342 shares were issued to NES' other shareholders and an aggregate 2,197,500 shares to two of NES' remaining creditors. Immediately thereafter, 3,260,391 of the shares issued to Mr. Wesinger were substituted for the NES shares that he had previously pledged to us to secure repayment of his $350,000 note. In accordance with the terms of the acquisition, Mr. Wesinger became a non-executive employee of our company upon consummation of the acquisition.

      On February 2, 2005, we issued and sold to certain individuals and entities in the 2005 private placement 148,148 shares of newly authorized Series A preferred stock at a price of $27.00 per share and five-year warrants to acquire 74,070 shares of newly authorized Series B preferred stock at an exercise price of $40.00 per share. We derived net proceeds of approximately $2,110,700 from the 2005 private placement.

      AIGH purchased 30,368 shares of Series A preferred stock and warrants to acquire 15,184 shares of Series B preferred stock in the 2005 private placement for an aggregate purchase price of $820,000. We repaid the $665,000 we owed AIGH by crediting its purchase price of our securities with a like sum. The balance of the purchase price ($155,000) was paid in cash. As an inducement to his participation in the 2005 private placement, we extended the expiration date of Mr. Hirschman's Investment Advisory Agreement to January 29, 2008. Pursuant to the agreement with AIGH as described above, we also paid Mr. Hirschman's legal fees and expenses of approximately $108,000.

      Pursuant to an agreement, dated December 16, 2003, with Griffin, placement agent for our 2004 private placement, we issued Griffin five-year warrants to purchase 14,815 shares of Series A preferred stock at an exercise price of $27.00 per share and five-year warrants to purchase 7,407 shares of Series B preferred stock at an exercise price of $40.00 per share as a finder's fee in respect of our 2005 private placement. Additionally, pursuant to the agreement dated December 16, 2003, we paid Griffin a $50,000 agent fee in respect of our 2005 private placement.

      On March 29, 2005, our shareholders approved an amendment to our certificate of incorporation increasing our authorized but unissued common stock from 45,000,000 to 195,000,000 shares. Upon the effectiveness of the certificate of amendment to our certificate of incorporation implementing this increase, each share of Series A preferred stock will automatically convert into 100 shares of our common stock and each warrant will automatically convert into a warrant to purchase that number of shares of common stock equal to the number of shares of preferred stock subject to the warrant multiplied by 100. As a result, upon the effectiveness of the certificate of amendment, all outstanding shares of Series A Preferred Stock (148,148 shares) were converted into 14,814,800 shares of our common stock. In addition, upon the effectiveness of the certificate of amendment, all outstanding warrants to purchase shares of Series A preferred stock (14,815 shares) and Series B preferred stock (81,477 shares) were converted into five-year warrants to purchase 1,481,500 shares of our common stock at an exercise price of $0.27 per share and five-year warrants to purchase 8,147,700 shares of our common stock at an exercise price of $0.40 per share, respectively.

                            REPORT OF AUDIT COMMITTEE

      The audit committee operates under a written charter adopted by the board of directors. The functions of the audit committee include the following:

  o appointment of independent auditors, determination of their compensation and oversight of their work;

  o review the arrangements for and scope of the audit by independent auditors;

  o   review the independence of the independent auditors;

  o consider the adequacy and effectiveness of the accounting and financial controls;

  o   pre-approve audit and non-audit services;

  o establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

  o   review and approve any related party transactions; and

  o discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

      In fulfilling its oversight responsibilities, the audit committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-KSB with management, including a discussion of both the quality and acceptability of the accounting principles applied, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies and the clarity of disclosures in the financial statements. In addition, the audit committee discussed the rules under The Sarbanes-Oxley Act of 2002 that pertain to the audit committee and the roles and responsibilities of the audit committee members.

      During the year ended December 31, 2005, GraphOn's independent certified public accountants were Macias Gini & O'Connell LLP. In addition to audit-related services, Macias Gini & O'Connell also performed non-audit related services that consisted primarily of tax services for GraphOn during 2005. The audit committee reviewed Macias Gini & O'Connell's judgments of both the quality and acceptability of the accounting principles applied by management and such other matters that are required to be discussed with the audit committee under auditing standards generally accepted in the United States.

      In overseeing the preparation of GraphOn's financial statements, the audit committee met with both GraphOn's management and Macias Gini & O'Connell, with and without management being present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. GraphOn's management advised the audit committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that they complied with the rules of Sarbanes-Oxley. The audit committee's review included discussions with Macias Gini & O'Connell of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) as well as matters relating to Macias Gini & O'Connell's independence, including the disclosures made to the audit committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

      On the basis of these reviews and discussions, the audit committee recommended to the board of directors that it approve the inclusion of the audited financial statements in GraphOn's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.

      The audit committee has also evaluated the performance of Macias Gini & O'Connell, including, among other things, the amount of fees paid to them for audit and non-audit related services in 2005. Information related to Macias Gini & O'Connell's fees for 2005 and 2004 are discussed below in the proxy statement under "Proposal II - Ratification of Selection of Independent Auditors." Based on its evaluation, the audit committee has selected Macias Gini & O'Connell to serve as GraphOn's auditors for the fiscal year ending December 31, 2006.

October 5, 2006                     THE AUDIT COMMITTEE
                                    August P. Klein, Chairman
                                    Michael Volker
                                    Gordon M. Watson

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information, as of October 5, 2006, with respect to the beneficial ownership of shares of our common stock held by:
(i) each director; (ii) each person known by us to beneficially own 5% or more of our common stock; (iii) each executive officer named in the summary compensation table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each stockholder is c/o GraphOn Corporation, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062.

                                          Number of Shares of
                                             Common Stock            Percent
Name and Address of Beneficial Owner   Beneficially Owned (1)(2)    of Class
------------------------------------   ------------------------     --------
Robert Dilworth (3).................            818,820                 1.7
William Swain (4)...................            678,000                 1.4
August P. Klein (5).................            520,760                 1.1
Michael Volker (6)..................            393,200                   *
Gordon Watson (7)...................            355,000                   *
Orin Hirschman (8)..................          9,120,417                18.3
   6006 Berkeley Avenue
   Baltimore, MD 21209
Ralph Wesinger (9)..................          3,941,316                 8.3
IDT Capital, Inc. (10)..............          5,555,500                11.4
   520 Broad Street
   Newark, NJ 07102
Globis Capital Partners (11)........          3,821,278                 7.9
   60 Broad Street, 38th floor
   New York, NY 10004
All current executive officers......          2,765,780                 5.6
and directors as a group
(5 persons)(12)

---------------

*   Denotes less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of October 5, 2006 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage ownership of our common stock is based on 46,819,772 shares of common stock outstanding as of October 5, 2006.

(3) Includes 765,000 shares of common stock issuable upon the exercise of outstanding options.

(4) Includes 655,000 shares of common stock issuable upon the exercise of outstanding options.

(5) Includes 370,000 shares of common stock issuable upon the exercise of outstanding options.

(6) Includes 335,000 shares of common stock issuable upon the exercise of outstanding options.

(7) Includes 355,000 shares of common stock issuable upon the exercise of outstanding options.

(8) Based on information contained in a Schedule 13D/A filed by Orin Hirschman on February 17, 2005. Includes 3,040,139 shares of common stock issuable upon the exercise of outstanding warrants. Mr. Hirschman is the managing member of AIGH Investment Partners, LLC (AIGH) and has sole voting and dispositive power with respect to 3,036,800 shares held by AIGH, which shares are included in Mr. Hirschman's beneficial ownership total.

(9) Based on information contained in a Form 4 filed by Mr. Wesinger on June 28, 2005 and supplemental information provided to us by Mr. Wesinger. Includes 249,999 shares held in escrow pursuant to the terms of an escrow agreement entered into in connection with the acquisition by GraphOn of NES. For the duration of the escrow, Mr. Wesinger has the right to vote, but not to dispose of, such shares. Includes 611,109 shares of common stock issuable upon exercise of outstanding options.

(10) Based on information contained in a Schedule 13D filed by IDT Capital, Inc. on February 15, 2005. Includes 1,851,800 shares of common stock issuable upon the exercise of warrants. Howard S. Jonas exercises sole voting and dispositive power with respect to the listed shares.

(11) Based on information contained in a Schedule 13G filed on February 10, 2004. Includes 587,791 shares held by Mr. Paul Packer and 370,400 shares held by Globis Overseas Fund Ltd. Includes 1,273,726 shares of common stock issuable upon the exercise of warrants. Mr. Packer is the Managing Member of Globis Capital Partners and is the Managing Member of the general partner of the manager of Globis Overseas. Mr. Packer exercises sole voting and dispositive power with respect to the shares beneficially owned by Globis and Globis Overseas.

(12) Includes 2,480,000 shares of common stock issuable upon the exercise of outstanding options.

Compliance with Section 16(a) of Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2005, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

                                   PROPOSAL II

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our audit committee has selected Macias Gini & O'Connell LLP to audit our accounts for the fiscal year ending December 31, 2005. Such firm, which has served as our independent auditors since February 9, 2005, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our company.

      A proposal will be presented at the annual meeting to ratify the audit committee's appointment of Macias Gini & O'Connell LLP as our independent auditors. Although stockholder ratification of the audit committee's action in this respect is not required, our board of directors considers it desirable for stockholders to pass upon such appointment.

      A representative of Macias Gini & O'Connell LLP is expected to attend the annual meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

      Fees for professional services provided by Macias Gini & O'Connell LLP for the years ended December 31, 2005 and 2004 were as follows:

Category                      2005          2004
--------------------       ----------    ----------
Audit fees                 $  173,500    $  150,000
Audit - related fees                -             -
Tax fees                       13,500        13,600
Other fees                          -             -
--------------------       ----------    ----------
  Total                    $  187,000    $  163,600
                           ==========    ==========

      Audit fees include fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the Securities and Exchange Commission (the "SEC"). Audit-related fees include consultations regarding revenue recognition rules and interpretations as they related to the financial reporting of certain transactions. Tax fees included tax compliance and tax consultations.

      The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

Board Recommendation

      The board unanimously recommends a vote FOR ratification of the selection of Macias Gini & O'Connell LLP as our independent auditors for the fiscal year ending December 31, 2006.


                            ACCOMPANYING INFORMATION

      Accompanying this proxy statement is a copy of our annual report on Form 10-KSB, as amended, to stockholders for our fiscal year ended December 31, 2005. Such annual report includes our audited financial statements for the two fiscal years ended December 31, 2005. No part of such annual report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

                            GRAPHON CORPORATION
                       5400 Soquel Avenue, Suite A2
                       Santa Cruz, California 95062

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Robert Dilworth and William Swain as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the "Company") held of record by the undersigned on October 5, 2006, at the Annual Meeting of the Stockholders to be held on November 8, 2006 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR proposals I and II.

             (Continued and to be signed on the reverse)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                               GRAPHON CORPORATION

                                November 8, 2006


                   Please date, sign and mail your Proxy card
                  in the envelope provided as soon as possible


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPSALS I AND II.
         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

I. Election of Director: The nominee for the Board of Directors is listed below:

        [  ] FOR THE NOMINEE                               MICHAEL VOLKER
        [  ] WITHHOLD AUTHORITY FOR THE NOMINEE

II. To ratify the selection of Macias Gini & O'Connell, LLP as the Company's independent auditors for the fiscal year ending
        December 31, 2006

       [ ] For
       [ ] Against
       [ ] Abstain

III.    To transact such other business as may properly come before the meeting.



To change the address on your account, please check the box at right [ ] and indicate your new address in the space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder:                      Date:


Signature of Stockholder:                      Date:


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.